PRESS RELEASE

Nephros Announces Appointment of Andrew Astor as Chief Financial Officer

Technology Industry Veteran Andrew Astor Hired to Support Growth and Business Momentum

RIVER EDGE, NJ, February 14, 2017 /Market Wire/ — Nephros, Inc. (OTCQB:NEPH) (the “Company”), a commercial stage medical device company that develops and sells high performance liquid purification ultrafilters and an on-line mid-dilution hemodiafiltration system for use with a hemodialysis (HD) machine for the treatment of patients with End Stage Renal Disease (ESRD), announced today that it had hired Andrew Astor as Chief Financial Officer.

“We are very pleased to have Andy join the Nephros team,” said Daron Evans, Chief Executive Officer of Nephros. “Andy brings a wealth of financial and strategic acumen to Nephros. I believe his experience will contribute significantly to our efforts to maximize the Company’s value for shareholders.”

“I am excited to join Nephros during a period of momentum,” said Mr. Astor. “Daron has done an excellent job of positioning the company for success by expanding the product lines to meet customer demands. I look forward to working with Daron to manage the Company’s growth and capitalize on business opportunities.”

Andrew Astor is a technology and business executive with 30 years of financial and operating experience. Mr. Astor was most recently President and Chief Financial Officer at Open Source Consulting Group, a growth stage services firm. Previously, he was a Managing Director at Synechron, a global consulting organization, from 2013 to 2015. From 2009 to 2013, he served as Vice President at Asurion, a large, privately held insurance company. Mr. Astor was co-founder of the software company EnterpriseDB, and served as its CEO from 2004 to 2008. Mr. Astor was Vice President, Strategic Solutions at webMethods (ETR: SOW), a software firm, from 2002 to 2004. Mr. Astor was Vice President of Transactional Products at Dun & Bradstreet (NYSE: DNB) from 1998 to 2001. Prior to 1998, Mr. Astor held various roles at American Management Systems, SHL/MCI Systemhouse, and Ernst & Young. Mr. Astor received his Bachelor of Arts in Mathematics from Clark University, and his MBA from The Wharton School at the University of Pennsylvania.

About Nephros, Inc.

Nephros is a commercial stage medical device company that develops and sells high performance liquid purification filters, as well as a hemodiafiltration system for the treatment of patients with End Stage Renal Disease. Nephros filters or ultrafilters are used primarily in medical applications in various settings. These ultrafilters are used by dialysis centers for assisting in the added removal of biological contaminants from the water and bicarbonate concentrate supplied to hemodialysis machines and the patients. Additionally, Nephros ultrafilters are used in hospitals and medical clinics for added protection in retaining bacteria (i.e. Legionella, Pseudomonas), virus and endotoxin from water. These ultrafilters provide barriers that assist in improving infection control with showers, sinks, and ice machines.

For more information about Nephros, please visit the company’s website at www.nephros.com.

Forward-Looking Statements

This release contains forward-looking statements that are subject to various risks and uncertainties. Such statements include statements regarding the Company’s strategy, future operations, outlook, milestones, future financial position, future financial results, plans and objectives, and other statements that are not historical facts, including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including uncertainty in clinical outcomes, potential delays in the regulatory approval process, changes in business, economic and competitive conditions, the availability of capital when needed, our dependence on third party manufacturers and researchers, regulatory reforms, uncertainties in litigation or investigative proceedings, and the availability of financing. These and other risks and uncertainties are detailed in Nephros Inc.’s reports filed with the U.S. Securities and Exchange Commission, including with respect to Nephros, its Annual Report on Form 10-K for the year ended December 31, 2015. Nephros, Inc. does not undertake any responsibility to update the forward-looking statements in this release.

Contact:

Investor:

PCG Advisory Group

Kirin M. Smith, Chief Operating Officer

Direct: 646-863-6519

www.pcgadvisory.com